Exhibit 23(a)



Consent of Independent Certified Public Accountants


Interface, Inc.
LaGrange, Georgia


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated Debtuary 16, 1993, relating to the consolidated financial statements and schedules of Interface, Inc. appearing in the Company's Annual Report of Form 10-K for the year ended January 3, 1993.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.



                                   s/ BDO Seidman
                                      BDO Seidman


Atlanta, Georgia
January 12, 1994